UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 16, 2009

EQUITY RESIDENTIAL

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-12252	13-3675988
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

ERP OPERATING LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Illinois	0-24920	36-3894853
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two North Riverside Plaza, Suite 400

Chicago, Illinois 60606

(Address of principal executive offices)

Registrant’s telephone number: (312) 474-1300

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d)	The Board of Trustees of Equity Residential (the “Company”) appointed Linda Walker Bynoe as a Trustee of the Company’s Board of Trustees effective as of December 16, 2009, increasing the size of its board from 9 to 10. The Board also appointed Ms. Bynoe to serve on the Compensation Committee. The Board has determined that Ms. Bynoe is independent of the Company and its management within the meaning of the New York Stock Exchange listing standards.

As a non-employee Trustee, Ms. Bynoe will receive the same compensation as other non-employee trustees, which is described in the section entitled “Trustee Compensation” in the Company’s Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on April 16, 2009. The Company entered into an Indemnification Agreement with Ms. Bynoe in the same form that the Company has entered into with its other trustees and executive officers. The form of the Indemnification Agreement was filed as Exhibit 10.18 to the Company’s Form 10-K for the year ended December 31, 2003, filed with the SEC on March 12, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY RESIDENTIAL

Date: December 17, 2009	By:	/S/ BRUCE C. STROHM
	Name:	Bruce C. Strohm
	Its:	Executive Vice President and General Counsel

ERP OPERATING LIMITED PARTNERSHIP

	By:	Equity Residential, its general partner

Date: December 17, 2009	By:	/S/ BRUCE C. STROHM
	Name:	Bruce C. Strohm
	Its:	Executive Vice President and General Counsel